SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 1, 2000 (July 27, 2000)


                           American Tower Corporation
               (Exact Name of Registrant as Specified in Charter)

        Delaware                         001-14195           65-0723837
(State or Other Jurisdiction           (Commission           (IRS Employer
     of Incorporation)                 File Number)         Identification No.)


         116 Huntington Avenue
         Boston, Massachusetts                                  02116
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code: (617) 375-7500

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Item 5.  Other Events

         On July 27, 2000, American Tower Corporation ("ATC" or the "Company") announced that it had been awarded a contract by AT&T Wireless Services, Inc. to provide turnkey services for its fixed wireless Digital Broadband network deployment in key markets throughout the United States. The AT&T Digital Broadband network will allow AT&T to offer to its customers a bundled package of digital communications services such as high-speed internet access and digital phone services. ATC has already begun work in several markets and has been given notice to proceed with network deployment on approximately 1,500 sites covering multiple markets in each of its five geographic regions. Deployment for these sites is expected to be completed by the end of 2001. Under the agreement, additional markets may be added over the next two years. For more information, see the Company's press release, dated July 27, 2000, which is attached herewith as Exhibit 99.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

         Exhibit 99.1  Press Release of the Company, dated July 27, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN TOWER CORPORATION
                                                 (Registrant)

Date:  August 1, 2000                       By: /s/ Justin Benincasa
                                                Name:   Justin Benincasa
                                                Title:  Vice President and
                                                        Corporate Controller